EXHIBIT 31.2

CERTIFICATION

I, Michael Pietrini, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Epicor Software Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 28, 2011	/s/ Michael Pietrini
Michael Pietrini
Chief Financial Officer, Executive Vice President Finance and Administration (Principal Financial Officer)